                                                                      Exhibit 11

                          THE WILLIAMS COMPANIES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE*


                                                                       Years ended December 31,
                                                               --------------------------------------
                                                                  1997          1996          1995
                                                               ----------    ----------    ----------
                                                                           (Thousands, except
                                                                           per-share amounts)
Basic earnings:
   Income from continuing operations before extraordinary
      loss                                                     $  453,700    $  492,500    $  363,600
   Preferred stock dividends:
      $2.21 cumulative preferred stock                              1,100         1,600         6,000
      $3.50 cumulative convertible preferred stock                  8,700         8,800         5,800
      Effect of preferred stock exchange                               --            --         3,500
                                                               ----------    ----------    ----------
   Income from continuing operations, net of
      preferred stock dividends                                   443,900       482,100       348,300
   Income (loss) from discontinued operations                      (6,300)      (32,700)    1,029,300
                                                               ----------    ----------    ----------
   Income before extraordinary loss,
      net of preferred stock dividends                            437,600       449,400     1,377,600
   Extraordinary loss                                             (79,100)           --            --
                                                               ----------    ----------    ----------
   Income applicable to common stock                           $  358,500    $  449,400    $1,377,600
                                                               ==========    ==========    ==========

Basic shares:
   Average number of common shares outstanding
      during the period                                           408,879       409,527       395,177
   Common shares attributable to
      deferred stock                                                3,501         4,890         6,668
                                                               ----------    ----------    ----------
   Total common shares                                            412,380       414,417       401,845
                                                               ==========    ==========    ==========

Basic earnings per common share:
   Income from continuing operations before extraordinary
      loss                                                     $     1.08    $     1.16    $      .87
   Income (loss) from discontinued operations                        (.02)         (.08)         2.56
                                                               ----------    ----------    ----------
   Income before extraordinary loss                                  1.06          1.08          3.43
   Extraordinary loss                                                (.19)           --            --
                                                               ----------    ----------    ----------
   Net income                                                  $      .87    $     1.08    $     3.43
                                                               ==========    ==========    ==========

Diluted earnings:
   Income from continuing operations before extraordinary
      loss                                                     $  453,700    $  492,500    $  363,600
   Preferred stock dividends:
      $2.21 cumulative preferred stock                              1,100         1,600         6,000
      Effect of preferred stock exchange                               --            --         3,500
                                                               ----------    ----------    ----------
   Income from continuing operations,
      net of preferred stock dividends                            452,600       490,900       354,100
   Income (loss) from discontinued operations                      (6,300)      (32,700)    1,029,300
                                                               ----------    ----------    ----------
   Income before extraordinary loss,
      net of preferred stock dividends                            446,300       458,200     1,383,400
   Extraordinary loss                                             (79,100)           --            --
                                                               ----------    ----------    ----------
   Income applicable to common stock                           $  367,200    $  458,200    $1,383,400
                                                               ==========    ==========    ==========

*Restated to reflect the acquisition of MAPCO Inc., which has been accounted for as a pooling of interests.



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                                                         Exhibit 11 (continued)

                         THE WILLIAMS COMPANIES, INC.
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)*


                                                                   Years ended December 31,
                                                          -----------------------------------------
                                                              1997           1996           1995
                                                          -----------    -----------    -----------
                                                           (Thousands, except per - share amounts)
Diluted shares:
   Average number of common shares outstanding
      during the period                                       410,338        410,123        395,485
   Common shares attributable to options
      and deferred stock                                        8,139         10,122         10,038
   Dilutive preferred shares                                   11,717         11,718          7,866
                                                          -----------    -----------    -----------
   Total common shares                                        430,194        431,963        413,389
                                                          ===========    ===========    ===========

Diluted earnings per common share:
   Income from continuing operations
      before extraordinary loss                           $      1.05    $      1.14    $       .86
   Income (loss) from discontinued operations                    (.01)          (.08)          2.49
                                                          -----------    -----------    -----------
   Income before extraordinary loss                              1.04           1.06           3.35
   Extraordinary loss                                            (.19)            --             --
                                                          -----------    -----------    -----------

   Net income                                             $       .85    $      1.06    $      3.35
                                                          ===========    ===========    ===========

* Restated to reflect the acquisition of MAPCO Inc., which has been accounted for as a pooling of interests.